Exhibit 10.3


                                                                 August 25, 2000


Maxx International, Inc.
130 S. El Camino Drive
Beverly Hills, California 90212

Attention: Adley Samson

     Re: Maxx International, Inc. Invoices and Form S-8

Dear Adley:

     As previously discussed, in lieu and partial payment of an amount of $50,000 of the current outstanding balance of fees and expenses due and owing to this firm for certain professional services rendered through August 24, 2000, the undersigned agree to accept shares of common stock of Maxx International, Inc. which will be registered pursuant to a Form S-8 Registration Statement.

     It is expressly understood that the stock to be received will be valued at $0.50 per share and, as a result, an aggregate of 100,000 shares will be issued in the following names and denominations: (i) Steven A. Sanders - 90,000 shares; and (ii) Laurence D. Paredes - 10,000 shares. It is further understood that the Form S-8 Registration Statement will be filed immediately and that the shares contemplated herewith will be issued upon the effectiveness of the Registration Statement, and all other applicable laws and regulations.


                                             Very truly yours,

                                               /s/ Steven A. Sanders
                                            ---------------------------------
                                               Steven A. Sanders, Esq.

                                               /s/ Laurence D. Paredes
                                            ---------------------------------
                                               Laurence D. Paredes, Esq.